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                                                                  EXHIBIT 10(cc)

                                  ATTACHMENT Q

             CHANNEL INSTALLATION AGREEMENT FOR MICROSOFT PRODUCTS


This Channel Installation Agreement for Microsoft Products ("Channel Installation Agreement") is made on the 15th day of JANUARY, 1998, by and between COMPAQ COMPUTER CORPORATION, a Delaware corporation ("Compaq"), having an office at 20555 State Highway 249, Houston, Texas 77070 and COMPUCOM, a DELAWARE corporation ("Participant"), having an office at 7171 FOREST LANE, DALLAS, TEXAS 75230.

WHEREAS, Participant wishes to participate in Compaq's Channel Configuration Program ("CCP");

WHEREAS, Participant participation in Compaq's CCP is conditioned upon Participant's entry in this Channel Installation Agreement;

NOW, THEREFORE, Participant agrees to abide by the terms of this Channel Installation Agreement as follows.

1. Participant agrees to provide Compaq with information sufficient to satisfy requirements of the Compaq Channel Installation Partner Evaluation Worksheet. Information will be truthful, accurate, and complete at the time of submission, and will be updated from time to time if the information changes. Participant understands that this information will be provided to Microsoft as part of Compaq's obligation under certain Microsoft license agreements.

2. Participant agrees that Microsoft or Compaq shall have the right to conduct, directly or through a mutually agreed-upon third party, an inspection of Participant's premises and business procedures prior to acceptance as a participant in Compaq's CCP Program.

3. Participant shall preinstall on each System no more than one (1) copy of one of the Microsoft Products listed in Attachment Q-l.

4. Participant shall place inside the System packaging, Microsoft Product packages (also known as "Associated Product Materials" or "APM"), consisting of an end-user license agreement ("EULA"), registration card, Microsoft Product manual, and as an optional item, Microsoft Product software on external media, all as acquired by Compaq from an MICROSOFT Authorized Replicator and provided to Participant.

5. Participant shall distribute Product (as preinstalled as described in (3) above and as included in System packaging as described in (4) above) to end users.

6. Participant shall not reverse engineer, decompile or dissassemble any Microsoft Product.

7. Participant shall distribute Microsoft Product to end users only pursuant to an end user license agreement ("EULA").

8. Participant will ensure that the packaging and labels of each copy of Microsoft Product bears the copyright, trademark or patent notices for the Microsoft Product that appear on the applicable release of the Microsoft Product as provided to Compaq pursuant to Section 2 of Compaq's license agreement. Participant will not remove any copyright, trademark or patent notices that appear on the Microsoft Product as delivered by MICROSOFT. Participant shall cause to appear on the title page of each volume of its documentation, and at any other location where any copyright, patent or trademark notice appears, the MICROSOFT and third party copyright, patent or trademark notices that appear in the release of Microsoft Product documentation from which Participant's documentation is derived.
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9.   Within ten (10) days after termination or expiration of this Agreement,
Participant shall return to MICROSOFT or certify the destruction of all full or partial copies of each Microsoft Product in Participant's possession or under its control. Participant, however, may retain an adequate number of copies of each Microsoft Product and the Microsoft Product documentation to be used solely for support purposes.

10. Participant expressly undertakes to retain in confidence all information and know-how transmitted to Participant by Compaq or MICROSOFT that MICROSOFT has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential, and will make no use of such information and know-how except under the terms and during the existence of this Agreement. Participant agrees to use the same degree of care to protect MICROSOFT confidential information as Participant takes to protect its own confidential information of like importance. However, Participant shall have no obligation to maintain the confidentiality of information that (i) it received rightfully from another party prior to its receipt from MICROSOFT or Compaq;
(ii) MICROSOFT has disclosed to a third party without any obligation to maintain such information in confidence; or (iii) has been or is independently developed by Participant. Further, Participant may disclose confidential information as required by governmental or judicial order, provided Participant gives MICROSOFT prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure. Participant shall treat all Microsoft Product adaptation materials (including source code) as confidential information and shall not disclose, disseminate, or distribute such materials to any third party without Microsoft's prior written permission. Participant shall treat the terms and conditions of this Agreement as confidential; however, Participant may disclose such information in confidence to its immediate legal and financial consultants as required in the ordinary course of Participant's business. Participant's obligation under this Section 10 shall extend to the earlier of such time as the information protected hereby is in the public domain through no fault of Participant or five (5) years following termination or expiration of this Agreement.

11. During the term of this Agreement, Participant agrees to keep all usual and proper records and books of account and all usual and proper entries relating to each Microsoft Product preinstalled as consistent with generally accepted accounting principles.

12. MICROSOFT may cause an audit to be made of the applicable Participant records and facilities in order to verify Participant's compliance with the terms of this Agreement and to verify royalty reports issued by Participant and prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be conducted by an independent certified public accountant of national stature (e.g., Deloitte) selected by MICROSOFT (other than on a contingent fee basis) and shall be conducted during regular business hours at Participant's offices and in such a manner as not to interfere with Participant's normal business activities. Any such audit shall be paid for by MICROSOFT unless Material discrepancies are disclosed. "Material" shall mean the lesser of Fifty Thousand Dollars (US$50,000.00) or five percent (5%) of the amount that should have been reported, but not less than Ten Thousand Dollars (US$10,000.00). If Material discrepancies are disclosed, Participant agrees to pay MICROSOFT for the costs associated with the audit not to exceed Twenty Thousand Dollars (US$20,000.00). In no event shall audits be made more frequently than annually unless the immediately preceding audit discloses a Material discrepancy.

13. Neither the right to examine and audit nor the right to receive an adjustment shall be affected by any statement to the contrary, appearing on checks or otherwise, unless expressly agreed to in writing by the party having such right.

14. In the event that MICROSOFT makes any claim with respect to an audit, upon Participant's written request MICROSOFT will make available to Participant the records and reports pertaining to such audit prepared by MICROSOFT' independent auditor.

15. Any Microsoft Product which Participant distributes or licenses to or on behalf of the United States of America, its agencies and/or instrumentalities (the "Government"), are provided to Participant with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restriction as set
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forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer
Software clause at DFAR 252.227-7013, or as set forth in the particular department or agency regulations or rules which provide MICROSOFT protection equivalent to or greater than the above-cited clause. Participant shall comply with any requirements of the Government to obtain such RESTRICTED RIGHTS protection, including without limitation, the placement of any restrictive legends on the Microsoft Product software, Microsoft Product documentation, and any license agreement used in connection with the distribution of the Microsoft Product. Manufacturer is Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399. Under no circumstances shall MICROSOFT be obligated to comply with any Governmental requirements regarding the submission of or the request for exemption from submission of cost or pricing data or cost accounting requirements. For any distribution or license of the Microsoft Product that would require compliance by MICROSOFT with Governmental requirements relating to cost or pricing data or cost accounting requirements, Participant must obtain an appropriate waiver or exemption from such requirements for the benefit of MICROSOFT from the appropriate Governmental authority before the distribution and/or license of the Microsoft Product to the Government.

16. Participant consents to venue and jurisdiction in the state and federal courts sitting in the State of Washington with respect to any action brought by MICROSOFT to enforce its rights under the Installation Agreement.

17. Participant shall provide access to its premises to audit and inspection team(s) sent on behalf of MICROSOFT or Compaq, with or without notice, in order that such team may perform an audit of the Channel Installer's books, records, and Compaq's Channel Configuration Program (CCP) database, and/or an inspection of the Channel Installer's procedures to determine compliance with the terms of the Installation Agreement and the Agreement.

18. Participant shall halt preinstallation and shipment of the Microsoft Product upon notice from Compaq or MICROSOFT, 10 business days after notice defined in section (9) of this Channel Installation Agreement, of the suspension, termination, or expiration of this Agreement.

19. Participant shall pay MICROSOFT' or Compaq's attorneys' fees if Compaq or MICROSOFT employs attorneys to enforce any rights arising out of the Installation Agreement.

20. Participant shall maintain the inventory of Microsoft Product packages received from Compaq or the Authorized Replicator on behalf of Compaq, if any, separate from inventory of Microsoft Product packages, if any, in the Channel Installer's possession for other MICROSOFT OEMs.

21. Participant agrees and understands that MICROSOFT is a third party intended beneficiary of this Installation Agreement, with full rights to enforce such agreement.
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22.  Participant agrees to indemnify, defend, and hold Compaq harmless from and against any and all claims, costs, expenses (including legal fees and litigation expenses), losses, and damage to property resulting from Participant's, its agents', subcontractors', or employees' conduct under this Channel Installation Agreement.

23. This Channel Installation Agreement shall be read in conjunction with, shall become an integral part of, and its terms shall have the same meaning as, the terms of the CCP Agreement to be entered into between Compaq and Participant. Where the terms of this Channel Installation Agreement and the CCP Agreement are inconsistent, the terms of this Channel Installation Agreement will control.

IN WITNESS WHEREOF, the parties have executed this Installation Agreement as of the date set forth above.

COMPAQ                                   PARTICIPANT-COMPUCOM SYSTEMS

/s/ WILLIAM M. RAMSEY                    /s/ JAY SCOTT
---------------------------------        --------------------------------------
Signature                                Signature

Bill Ramsey                              Jay Scott
---------------------------------        --------------------------------------
Name                                     Name

V.P. MFG Strategy & Technology           V.P. Product Services
---------------------------------        --------------------------------------
Title                                    Title

            2-9-98                       Jan. 15, 1998
---------------------------------        --------------------------------------
Date                                     Date
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                                ATTACHMENT Q-1


                     LIST OF AUTHORIZED MICROSOFT PRODUCTS


1.   MS-DOS 6.22/Windows for Workgroups 3.11

2.   Windows 95

3.   Windows NT Workstation 4.0